                                                                      EXHIBIT 12

                              LA QUINTA INNS, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

                                          SIX MONTHS
                                        ENDED JUNE 30,                    YEARS ENDED DECEMBER 31,
                                     --------------------  ------------------------------------------------------
                                       1995       1994        1994       1993       1992       1991       1990
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------
Earnings (loss) before income taxes
 and extraordinary items and
 cumulative effect of accounting
 change............................  $  44,848  $  27,577  $   61,991  $  31,836  $  (7,270) $   2,185  $   3,398
Partners' equity in earnings and
 losses............................      8,976      5,522      11,406     12,965     15,081      9,421      8,408
Partners' equity in earnings of
 combined unincorporated ventures
 that do not have fixed charges....       (995)      (762)     (1,577)    (1,652)    (1,504)      (845)      (802)
Fixed charges......................     21,274     19,751      40,814     32,477     34,270     40,012     42,269
Interest capitalized...............       (388)      (597)       (889)    --            (50)    --         --
Amortization of capitalized
 interest..........................        399        377         772        799        799      1,064      1,064
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------
  Earnings as adjusted.............  $  74,114  $  51,868  $  112,517  $  76,425  $  41,326  $  51,837  $  54,337
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------
Fixed charges:
  Interest on long-term debt
   (before capitalized interest)...  $  20,771  $  19,196  $   39,749  $  31,366  $  33,137  $  38,713  $  40,911
  Portion of rental expense
   allocated to interest...........        503        555       1,065      1,111      1,133      1,299      1,358
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------
    Total fixed charges............  $  21,274  $  19,751  $   40,814  $  32,477  $  34,270  $  40,012  $  42,269
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed
 charges...........................        3.5x       2.6x        2.8x       2.4x       1.2x       1.3x       1.3x
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ----------  ---------  ---------  ---------  ---------

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
                         (IN THOUSANDS, EXCEPT RATIOS)

    The following computations for the six months ended June 30, 1995 and for the year ended December 31, 1994 reflect, on a pro-forma basis, earnings available for fixed charges, fixed charges and the resultant ratio, after giving effect to the AEW Transaction and the sale of the Senior Notes and the anticipated application of the net proceeds therefrom.

                                                                          SIX MONTHS
                                                                             ENDED      YEAR ENDED
                                                                           JUNE 30,    DECEMBER 31,
                                                                             1995          1994
                                                                          -----------  ------------
Earnings as adjusted....................................................   $  74,114    $  112,517
Adjustments related to the AEW Transaction..............................        (548)       (1,096)
                                                                          -----------  ------------
Pro forma, adjusted earnings............................................   $  73,566    $  111,421
                                                                          -----------  ------------
                                                                          -----------  ------------
Fixed charges...........................................................   $  21,274    $   40,814
Pro forma adjustments:
  Adjustment related to the AEW Transaction.............................       1,658         3,316
  Interest expense, including debt issuance costs, relating to the
   proceeds of the Senior Notes.........................................       4,050         8,100
  Interest expense reduction attributable to the substitution of the proceeds from the sale of the Senior Notes to refinance existing
   debt.................................................................      (3,688)       (7,306)
                                                                          -----------  ------------
    Pro forma fixed charges.............................................   $  23,294    $   44,924
                                                                          -----------  ------------
                                                                          -----------  ------------
Pro forma ratio of earnings to fixed charges............................         3.2x          2.5x
                                                                          -----------  ------------
                                                                          -----------  ------------